Exhibit 99.1

Contact:	Lori Rosen
The Rosen Group
(212) 255-8455
Ziff Davis Enters into Definitive Agreement to Sell Enterprise Group
NEW YORK, June 21, 2007 — Ziff Davis Media Inc., a leading integrated media company serving the technology and videogame markets, announced today it has entered into a definitive agreement to sell the assets of its Enterprise Group to an affiliate of Insight Venture Partners, a New York-based private equity and venture capital firm specializing in software and Internet investments, for approximately $150 million in cash, subject to certain adjustments in accordance with the purchase and sale agreement including a potential earn-out of up to $10 million in cash based on the performance of the Enterprise Group in 2007.
The Enterprise Group produces online content, lead generation services, events and publications serving the tech industry, including:
•	Online properties eweek.com, webbuyersguide.com, cioinsight.com, baselinemag.com, microsoft-watch.com, channelinsider.com and deviceforge.com

•	Digital and face to face events worldwide

•	eWEEK, CIO and Baseline magazines

•	A database of 3.5 million business and technology users
“The Enterprise Group has a track record of vigorous expansion and innovation. The team is second to none in the industry in delivering smart, strategic customer results,” said Robert F. Callahan, Chairman and CEO of Ziff Davis. “Insight Venture Partners has exciting plans to continue to pursue growth opportunities in this rapidly transforming technology media environment. We wish them and the Enterprise Group much success.”
“We are proud to be associated with the Enterprise Group team. They have accomplished a great deal, transitioning to the digital age faster than any other media company we’ve seen,” said Larry Handen, Managing Director at Insight. “We look forward to working closely with the talented management team to help take this business to the next level in the dynamic technology marketplace.” “Many of our portfolio companies have successfully advertised with the Enterprise Group for years and we are proud to be associated with these brands,” continued Deven Parekh, Managing Director at Insight.
“The high tech industry we serve is rapidly growing,” said Sloan Seymour, President of the Enterprise Group. “This space demands compelling products that drive results and our Enterprise Group team constantly creates new ways to achieve this for our customers. This partnership with Insight will provide an infusion of resources that will accelerate our ability to deliver value to our customers, shareholders and employees.”
The Enterprise Group employees will remain in their current locations in New York, San Francisco and Boston.
The transaction, which is subject to certain closing conditions, including receipt of specified third party consents, the funding of committed bank financing, the completion of an audit of the Enterprise Group and other customary closing conditions, is expected to close in the third quarter of 2007.
Evercore Partners acted as financial advisor to Ziff Davis. Kirkland & Ellis LLP acted as legal advisors to Ziff Davis. O’Melveny & Myers LLP acted as legal advisors to Insight Venture Partners.
About Ziff Davis Holdings Inc.
Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media Inc. (www.ziffdavis.com) is a leading integrated media company serving the technology and videogame markets. Including the Enterprise Group, Ziff Davis currently reaches over 28 million people a month through its portfolio of 32 websites, 6 award-winning magazines, and hundreds of consumer and b-to-b events, as well as business IT tools and direct marketing services. The company is headquartered in New York and also has offices and labs in San Francisco and Boston. Ziff Davis exports its brands internationally in 50 countries and 21 languages.
About Insight Venture Partners
Founded in 1995, Insight Venture Partners is the fastest-growing venture capital firm specializing in software and the Internet. The team is composed of experienced investors and operating executives with more than 150 years of collective experience in these industries, and a capital base of $3 billion to support the companies in which they invest. The company is headquartered in New York City.
Forward-Looking Statements
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.

Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in the Ziff Davis Holdings Inc. Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available from Ziff Davis or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, Ziff Davis might come to believe that certain forward-looking statements contained in this release are no longer accurate. Ziff Davis shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.